Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2018

●	Reported a Net Loss of $(2.3) million for the fourth quarter of 2018 and a Net Loss of $(70.8) million for the full year 2018

●	Completed the acquisition of PHH Corporation, ended the year with a total servicing portfolio of 1.6 million loans representing unpaid principal balance (“UPB”) of $256 billion

●	Completed our cost re-engineering plan and have commenced execution

●	Completed the first two major servicing loan transfers to Black Knight’s MSP® system, which involved approximately 240,000 loans

●	Successfully bid on MSR acquisitions of $5.4 billion in UPB in the fourth quarter of 2018 and first quarter to date

●	Ended the year with $555 million of total equity and $329 million of cash

West Palm Beach, FL – (February 27, 2019) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(70.8) million, or $(0.53) per share, for the full year 2018 compared to a net loss of $(128.0) million, or $(1.01) per share, for the full year of 2017, a $57.2 million improvement.

For the three months ended December 31, 2018, Ocwen reported a net loss of $(2.3) million, or $(0.02) per share.

Glen A. Messina, President and CEO of Ocwen, said “We made solid progress in the quarter as we work to realize the scale and cost savings benefits of combining Ocwen and PHH and position the Company for future profitability. We are focused on executing our key business initiatives in order to address our most critical near-term business challenges, improve our financial performance, and establish a stronger foundation for the future. We continue with our disciplined and prudent approach to our integration efforts and are encouraged by the overall progress we are making.”

1

Fourth Quarter and Full Year 2018 Results

Pre-tax loss from continuing operations for the fourth quarter of 2018 was $(7.8) million and included a PHH post-acquisition pre-tax loss of $(31.5) million. Pre-tax results for the quarter were impacted by a number of significant items, including but not limited to: $64.0 million in bargain purchase gain, $(16.4) million in PHH transaction, integration and restructuring costs and $(10.1) million in expense related to significant litigation and regulatory settlements.

The Servicing segment recorded $(40.6) million of pre-tax loss for the fourth quarter of 2018 and included a PHH post-acquisition pre-tax loss of $(21.2) million. The business was negatively impacted by lower revenue from a smaller servicing portfolio due to portfolio runoff and de-boarding of previously announced subservicing clients as a result of terminations and transfers. For the full year 2018, the Servicing business recorded $(31.9) million of pre-tax loss.

The Lending segment recorded $3.0 million of pre-tax income for the fourth quarter of 2018. Our forward lending business incurred a $(5.3) million pre-tax loss that included a PHH post-acquisition pre-tax loss of $(2.4) million. Our reverse mortgage lending business recorded pre-tax income of $8.3 million. The Lending businesses were $5.1 million favorable to prior quarter largely driven by favorable valuation changes on our reverse mortgage lending portfolio as a result of falling interest rates. For the full year 2018, the Lending business recorded pre-tax income of $11.2 million, an increase of $15.6 million versus 2017. The forward lending business had a pre-tax loss of $(9.2) million, which was more than offset by $20.3 million of pre-tax income in our reverse mortgage lending business.

Additional Business Highlights

●	In 2018, Ocwen completed 39,545 loan modifications to help struggling families stay in their homes, 17% of which included debt forgiveness totaling over $200 million.
●	Delinquencies decreased from 7.8% at September 30, 2018 to 4.9% at December 31, 2018, primarily driven by acquisition of lower delinquency PHH portfolio and ongoing consumer assistance efforts.
●	The constant pre-payment rate (“CPR”) decreased from 13.7% in the third quarter of 2018 to 12.9% in the fourth quarter of 2018. In the fourth quarter of 2018, the prime CPR was 14.8%, and the non-prime CPR was 11.8%.
●	For the full year 2018, Ocwen originated forward and reverse mortgage loans with UPB of $0.9 billion and $0.6 billion, respectively. The Company intends to re-enter the correspondent forward lending channel and successfully launched a proprietary jumbo reverse mortgage pilot program.
●	Our reverse mortgage portfolio ended the year with an estimated $68.1 million in discounted future gains from future draws on existing loans. Neither the anticipated future gains nor future funding liability are included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, February 27, 2019, at 8:30 a.m., Eastern Time, to discuss its financial results for the fourth quarter and full year 2018. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com.To access the call, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

2

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands as well as in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ); our ability to transition loan servicing to the Black Knight Financial Services, Inc. LoanSphere MSP® servicing system within the time and cost parameters anticipated and without significant disruptions to our customers and operations; uncertainty related to our cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 once filed. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973-1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

3

Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total unpaid principal balance of loans and REO serviced	$256,000,490	$160,996,474	$167,127,014	$173,388,876	$179,352,554

Non-performing loans and REO serviced as a % of total UPB (1)	4.9%	7.8%	8.3%	9.0%	9.3%
Prepayment speed (average CPR) (2) (3)	12.9%	13.7%	14.3%	12.9%	14.4%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Constant Prepayment Rate for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended December 31, 2018 includes 14.8% for prime loans and 11.8% for non-prime loans.

Segment Results

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Servicing
Revenue	$276,991	$238,943	$951,224	$1,041,290
Expenses	249,406	78,978	772,467	716,384
Other expense, net	(68,201)	(131,315)	(210,705)	(278,226)
Income (loss) from continuing operations before income taxes	(40,616)	28,650	(31,948)	46,680

Lending
Revenue	28,556	32,018	93,672	127,475
Expenses	25,870	27,430	82,906	128,058
Other income (expense), net	362	(1,947)	388	(3,848)
Income (loss) from continuing operations before income taxes	3,048	2,641	11,154	(4,431)

Corporate Items and Other
Revenue	5,382	5,809	18,149	25,811
Expenses	27,543	61,895	77,123	154,203
Other income (expense), net	51,966	(20,519)	8,292	(57,830)
Income (loss) from continuing operations before income taxes	29,805	(76,605)	(50,682)	(186,222)

Consolidated loss before income taxes	$(7,763)	$(45,314)	$(71,476)	$(143,973)

4

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue
Servicing and subservicing fees	$276,241	$227,853	$934,336	$989,376
Gain on loans held for sale, net	16,608	26,426	77,743	103,402
Other revenue, net	18,080	22,491	50,966	101,798
Total revenue	310,929	276,770	1,063,045	1,194,576

Expenses
Compensation and benefits	86,816	86,244	298,036	358,994
Professional services	54,733	83,800	165,554	229,451
MSR valuation adjustments, net	61,762	(62,484)	153,457	52,962
Servicing and origination	39,845	13,435	131,297	141,496
Technology and communications	30,935	20,960	98,241	100,490
Occupancy and equipment	22,262	16,450	59,631	66,019
Other expenses	6,466	9,898	26,280	49,233
Total expenses	302,819	168,303	932,496	998,645

Other income (expense)
Interest income	4,008	3,864	14,026	15,965
Interest expense	(85,440)	(150,767)	(275,041)	(363,238)
Bargain purchase gain	64,036	—	64,036	—
Gain on sale of mortgage servicing rights, net	1,022	2,674	1,325	10,537
Other, net	501	(9,552)	(6,371)	(3,168)
Total other expense, net	(15,873)	(153,781)	(202,025)	(339,904)

Loss from continuing operations before income taxes	(7,763)	(45,314)	(71,476)	(143,973)
Income tax expense (benefit)	(4,012)	(51)	529	(15,516)
Loss from continuing operations, net of tax	(3,751)	(45,263)	(72,005)	(128,457)
Income from discontinued operations, net of tax	1,409	—	1,409	—
Net loss	(2,342)	(45,263)	(70,596)	(128,457)
Net (income) loss attributable to non-controlling interests	—	780	(176)	491
Net loss attributable to Ocwen stockholders	$(2,342)	$(44,483)	$(70,772)	$(127,966)

Earnings (loss) per share attributable to Ocwen common stockholders – Basic and Diluted
Continuing operations	$(0.03)	$(0.34)	$(0.54)	$(1.01)
Discontinued operations	$0.01	$-	$0.01	$-

Weighted average common shares outstanding
Basic	133,912,425	130,893,025	133,703,359	127,082,058
Diluted	133,912,425	130,893,025	133,703,359	127,082,058

5

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	December 31, 2018	December 31, 2017
Assets
Cash	$329,132	$259,655
Restricted cash (amounts related to VIEs of $20,968 and $21,922)	67,878	42,905
Mortgage servicing rights ($1,457,149 and $671,962 carried at fair value)	1,457,149	1,008,844
Advances, net	249,382	211,793
Match funded assets (related to variable interest entities (VIEs))	937,294	1,177,357
Loans held for sale ($176,525 and $214,262 carried at fair value)	242,622	238,358
Loans held for investment, at fair value (amounts related to VIEs of $26,520 and $0)	5,498,719	4,715,831
Receivables, net	198,262	199,529
Premises and equipment, net	33,417	37,006
Other assets ($7,568 and $8,900 carried at fair value)(amounts related to VIEs of $2,874 and $5,437)	379,567	511,886
Assets related to discontinued operations	794	—
Total assets	$9,394,216	$8,403,164

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$5,380,448	$4,601,556
Other financing liabilities ($1,057,671 and $508,291 carried at fair value) (amounts related to VIEs of $24,815 and $0)	1,127,613	593,518
Match funded liabilities (related to VIEs)	778,284	998,618
Other secured borrowings, net	382,538	545,850
Senior notes, net	448,727	347,338
Other liabilities ($4,986 and $635 carried at fair value)	703,636	769,410
Liabilities related to discontinued operations	18,265	—
Total liabilities	8,839,511	7,856,290

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 133,912,425 and 131,484,058 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1,339	1,315
Additional paid-in capital	554,056	547,057
Retained earnings (accumulated deficit)	3,567	(2,083)
Accumulated other comprehensive loss, net of income taxes	(4,257)	(1,249)
Total Ocwen stockholders’ equity	554,705	545,040
Non-controlling interest in subsidiaries	—	1,834
Total equity	554,705	546,874
Total liabilities and equity	$9,394,216	$8,403,164

6

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Years Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(70,596)	$(128,457)
Adjustments to reconcile net loss to net cash provided by operating activities:
MSR valuation adjustments, net	153,457	52,962
Gain on sale of mortgage servicing rights, net	(1,325)	(10,537)
Provision for bad debts	49,180	76,828
Depreciation	27,202	26,886
Loss on write-off of fixed assets, net	—	8,502
Amortization of debt issuance costs	2,921	2,738
Reversal of valuation allowance on deferred tax assets	(23,347)	(29,979)
Decrease in deferred tax assets other than provision for valuation allowance	20,058	30,710
Equity-based compensation expense	2,366	5,624
(Gain) loss on valuation of financing liability	(19,269)	41,282
(Gain) loss on trading securities	(527)	6,756
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(18,698)	(23,733)
Bargain purchase gain	(64,036)	—
Gain on loans held for sale, net	(32,722)	(53,209)
Origination and purchase of loans held for sale	(1,715,190)	(3,695,163)
Proceeds from sale and collections of loans held for sale	1,625,116	3,662,065
Changes in assets and liabilities:
Decrease in advances and match funded advances	258,899	330,052
Decrease in receivables and other assets, net	144,310	199,209
Decrease in other liabilities	(69,207)	(100,650)
Other, net	3,986	7,135
Net cash provided by operating activities	272,578	409,021

Cash flows from investing activities
Origination of loans held for investment	(920,476)	(1,277,615)
Principal payments received on loans held for investment	400,521	444,388
Net cash acquired in the acquisition of PHH	64,692	—
Restricted cash acquired in the acquisition of PHH	38,813	—
Purchase of mortgage servicing rights	(5,433)	(1,658)
Proceeds from sale of mortgage servicing rights	7,276	4,234
Proceeds from sale of advances and match funded advances	33,792	9,446
Issuance of automotive dealer financing notes	(19,642)	(174,363)
Collections of automotive dealer financing notes	52,598	162,965
Additions to premises and equipment	(9,016)	(9,053)
Proceeds from sale of real estate	9,546	3,147
Other, net	2,464	(707)
Net cash used in investing activities	(344,865)	(839,216)

7

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

(Dollars in thousands)

	For the Years Ended December 31,
	2018	2017
Cash flows from financing activities
Repayment of match funded liabilities, net	(220,334)	(282,379)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	2,991,261	7,215,264
Repayments of mortgage loan warehouse facilities and other secured borrowings	(3,417,398)	(7,431,763)
Repurchase of senior notes, net	(18,482)	—
Payment of debt issuance costs	—	(841)
Proceeds from sale of mortgage servicing rights accounted for as a financing	279,586	54,601
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	948,917	1,281,543
Repayment of HMBS-related borrowings	(391,985)	(418,503)
Issuance of common stock	—	13,913
Capital distribution to non-controlling interest	(822)	—
Purchase of non-controlling interest	(1,188)	—
Other	(2,818)	(1,478)
Net cash provided by financing activities	166,737	430,357

Net increase in cash and restricted cash	94,450	162
Cash and restricted cash at beginning of year	302,560	302,398
Cash and restricted cash at end of year	$397,010	$302,560

(1) Cash and restricted cash as of December 31, 2018 and December 31, 2017 includes $329.1 million and $259.7 million of cash and $67.9 million and $42.9 million of restricted cash respectively.

8